                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                       The McGraw-Hill Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

LOGO OF ADDRESS
                                                                McGRAW HILL LOGO

                                                                  March 25, 1999

DEAR SHAREHOLDER:

On behalf of the Board of Directors and management, we cordially invite you to the Annual Meeting of Shareholders to be held Wednesday, April 28, 1999, at 11 A.M., at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, New York 10020. In the pages that follow you will find the Notice of Meeting and Proxy Statement describing the formal business to be transacted at this Meeting. Please read them carefully.

At the Annual Meeting, there will be a report to shareholders regarding the operations of The McGraw-Hill Companies, Inc. In addition, time will be made available for shareholders to discuss the formal business items as well as to ask other questions about The McGraw-Hill Companies' operations.

It is important that your shares be voted at the Meeting in accordance with your preference whether or not you plan to attend in person. We urge you to specify your choices on the matters presented by filling in the appropriate boxes on the enclosed Proxy Card. Please sign, date and return the Proxy Card in the prepaid envelope provided. Your cooperation in promptly returning the Proxy Card will save your Corporation additional solicitation costs and is appreciated. If you do attend the meeting and wish to vote in person, you may withdraw your Proxy at that time.

                                          Sincerely,
                                          /s/ Joseph L. Dionne
                                          JOSEPH L. DIONNE
                                          Chairman of the Board

                                          /s/ Harold W. McGraw III
                                          HAROLD W. MCGRAW III
                                          President and Chief Executive Officer

LOGO OF ADDRESS
                                                                McGRAW HILL LOGO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 1999

To the Shareholders of The McGraw-Hill Companies, Inc.:

The Annual Meeting of Shareholders of The McGraw-Hill Companies, Inc. (the "Corporation") will be held at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, New York 10020, Wednesday, April 28, 1999, at 11 A.M., for the purpose of considering and voting upon the following:

1. Election of three directors;

2. Ratification of the appointment of independent auditors for 1999; and

3. Such other business as may properly come before the Meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement.

In accordance with the By-Laws and resolutions of the Board of Directors, only shareholders of record at the close of business on March 18, 1999 shall be entitled to notice of and to vote at the Meeting.

                                      By Order of the Board of Directors

                                      SCOTT L. BENNETT
                                      Senior Vice President, Associate General
                                      Counsel and Secretary

                                      New York, New York
                                      March 25, 1999

--------------------------------------------------------------------------------

      Please sign and return the enclosed proxy in the envelope provided.
            No postage is necessary if mailed in the United States.
--------------------------------------------------------------------------------

THE MCGRAW-HILL COMPANIES, INC.

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 1999

                                PROXY STATEMENT

To the Shareholders of The McGraw-Hill Companies, Inc.:

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of The McGraw-Hill Companies, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held at 11 A.M. on April 28, 1999, at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, New York 10020, and at any adjournment thereof. A Notice of Meeting is attached hereto and a form of proxy is enclosed.

THE PROXY

The persons named as proxies were selected by the Board of Directors of the Corporation and are officers of the Corporation.

When the proxies in the enclosed form are properly executed and returned, the shares they represent will be voted at the Meeting. If a shareholder participates in the Dividend Reinvestment Plan, any proxy given by such shareholder will also govern the voting of all shares held for the shareholder's account under the Dividend Reinvestment Plan, unless contrary instructions are received. Any shareholder giving a proxy has the power to revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Corporation an instrument revoking it or by filing a duly executed proxy bearing a later date.

The cost of soliciting proxies will be borne by the Corporation. The Corporation will request banks and brokers to solicit their customers who have a beneficial interest in the Corporation's shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. In addition, officers and full-time employees of the Corporation may solicit proxies by telephone, telegraph or personal interview. The Corporation has retained Kissel-Blake Inc. to assist in the solicitation of proxies. It is estimated the Corporation will pay Kissel-Blake a fee of $18,000 for these services.

These proxy materials are being mailed to shareholders of the Corporation commencing on March 25, 1999. A copy of the 1998 Annual Report to Shareholders was mailed to shareholders on March 16, 1999.

VOTING SECURITIES

The outstanding securities of the Corporation on March 18, 1999 were 197,751,646 shares of Common Stock, par value $1 per share, and 1,362 shares of $1.20 Convertible Preference Stock, par value $10 per share. Each share of Common Stock and $1.20 Convertible Preference Stock is entitled to one vote at the Meeting. On January 27, 1999, the Board of Directors of the Corporation approved a 2-for-1 split of the Corporation's Common Stock which became effective on March 8, 1999. Accordingly, the outstanding shares of Common Stock reported have been adjusted to reflect this 2-for-1 split.

VOTING PROCEDURES

Under the New York Business Corporation Law (the "BCL") and the Corporation's Restated Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and $1.20 Convertible Preference Stock is necessary to constitute a quorum of shareholders to take action at this Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the BCL and the Corporation's Restated Certificate of Incorporation, (A) the directors standing for election as set forth on page 3 must be elected by a plurality of the votes cast (Proposal One) and (B) the affirmative vote of a majority of the votes cast is required to ratify the appointment of the auditors as described on page 19 (Proposal Two). For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether any item has been approved.

Votes at the Meeting will be tabulated by two inspectors of election appointed by the Board of Directors.

                         1. ELECTION OF THREE DIRECTORS

Under the Corporation's Restated Certificate of Incorporation, there are three classes of directors which are to be as equal in number as possible. Four directors, Vartan Gregorian, John T. Hartley, James H. Ross and Sidney Taurel, were elected in 1997 for three-year terms expiring at the 2000 Annual Meeting. None of these four incumbent directors is standing for re-election at this Meeting.

Five directors, Pedro Aspe, George B. Harvey, Richard H. Jenrette, Robert P. McGraw and Lois Dickson Rice, were elected in 1998 for three-year terms expiring at the 2001 Annual Meeting. Mr. Jenrette, a director of the Corporation since 1993, will be retiring from the Board after this Meeting, pursuant to the Board of Directors' long-standing retirement age policy. None of the other four incumbent directors is standing for re-election at this Meeting.

Four directors, Joseph L. Dionne, Linda Koch Lorimer, Harold W. McGraw III and Alva O. Way, were elected in 1996 for three-year terms expiring at the 1999 Annual Meeting. Mr. Way, a director of the Corporation since 1983, will be retiring from the Board after this Meeting, pursuant to the Board of Directors' long-standing retirement age policy. Accordingly, Ms. Lorimer and Messrs. Dionne and Harold W. McGraw III are to be elected at this Meeting for three-year terms expiring at the 2002 Annual Meeting.

Harold W. McGraw, Jr., a director of the Corporation from 1954 to 1988, Chairman of the Board from 1976 to 1988, and Chief Executive Officer of the Corporation from 1975 to 1983, retired from the Board after the 1988 Annual Meeting pursuant to the Board's retirement age policy. However, in recognition of Mr. McGraw's past service and contributions to the Corporation and to assure his continued close association with the Board and the Corporation, the Board of Directors several years ago elected Mr. McGraw permanently to the position of Chairman Emeritus.

                     THE BOARD OF DIRECTORS' RECOMMENDATION

Unless otherwise specified by the shareholder, the Board of Directors intends the accompanying proxy to be voted FOR the election of the named three nominees as directors.

The Board of Directors does not contemplate that any nominee will be unable or unwilling to serve as a director. However, if that should occur, the individuals named as the proxies reserve the right to substitute another person as may be selected by the Board of Directors when voting at the Annual Meeting.

Following is information about each of the three nominees for director who are being proposed for election at this Annual Meeting and about each of the eight incumbent directors.

--------------------------------------------------------------------------------

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING

PHOTO OF JOSEPH L. DIONNE     JOSEPH L. DIONNE, age 65, has been non-executive Chairman of the Board of the Corporation since July 1998. Mr. Dionne was
                              Chairman of the Board from April 1988 through June 1998 and
                              Chief Executive Officer of the Corporation from April 1988 until April 1998. He was President and Chief Executive
                              Officer of the Corporation from 1983 to April 1988. Mr.
                              Dionne was President and Chief Operating Officer of the
                              Corporation from 1981 to 1983. He was Executive Vice
                              President, Operations, of the Corporation from 1979 to 1981 and President of McGraw-Hill Information Systems Company
                              from 1977 to 1979. He is a director of The Equitable
                              Companies Incorporated, The Equitable Life Assurance Society
                              of the United States, the Harris Corporation, Ryder Systems,
                              Inc. and a Trustee of Hofstra University. Mr. Dionne has
                              served as a director of the Corporation since 1981 and is
                              Chairman of the Executive Committee. (a)
------------------------------------------------------------------------------------------
PHOTO OF LINDA KOCH LORIMER   LINDA KOCH LORIMER, age 47, has been Vice President and
                              Secretary of Yale University since 1995, having returned to
                              Yale as Secretary of the University in 1993. She was
                              President of Randolph-Macon Woman's College from 1987 to
                              1993 and was Associate Provost of Yale University from 1983 to 1987. She is a director of Sprint Corporation. Ms.
                              Lorimer also serves on the Board of Governors of the Center for Creative Leadership and is a director of Yale-New Haven
                              Hospital. Ms. Lorimer has served as a director of the
                              Corporation since 1994 and is a member of the Compensation and Nominating and Corporate Governance Committees.
------------------------------------------------------------------------------------------
PHOTO OF HAROLD W. McGRAW     HAROLD W. MCGRAW III, age 50, has been President and Chief
III                           Executive Officer of the Corporation since April 1998. Prior to that, Mr. McGraw had been President and Chief Operating
                              Officer of the Corporation since 1993. He was Executive Vice
                              President, Operations, of the Corporation from 1989 to 1993.
                              Prior to that he was President of the McGraw-Hill Financial
                              Services Company, President of the McGraw-Hill Publications
                              Company, Publisher of McGraw-Hill's Aviation Week & Space
                              Technology magazine and Vice President, Corporate Planning.
                              Before joining the Corporation in 1980, he held several
                              financial positions at the GTE Corporation. He is a Trustee of Hartley House (a New York City community settlement
                              house). Mr. McGraw has served as a director of the
                              Corporation since 1987 and is a member of the Executive
                              Committee. (a)(b)

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DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING
PHOTO OF VARTAN GREGORIAN     VARTAN GREGORIAN, age 64, has been since July 1997 the
                              President of Carnegie Corporation of New York, a private
                              philanthropic and grant-making institution. Prior to that he was President of Brown University and a Professor of History
                              at Brown University from 1989 to 1997. He was President and
                              Chief Executive Officer of the New York Public Library from
                              1981 to 1989. Prior to 1981, Dr. Gregorian taught and held administrative posts at several American universities. Dr.
                              Gregorian is a director of the Institute for Advanced Study, the J. Paul Getty Trust and the Museum of Modern Art (New
                              York). He has served on the boards of many non-profit
                              organizations and foundations. Currently he is President
                              Emeritus of the New York Public Library and Brown
                              University. He was appointed by President Bush to be a
                              member of the Fulbright Commission. He is also a member of the American Philosophical Society and a Fellow of the
                              American Academy of Arts and Sciences. Dr. Gregorian has
                              served as a director of the Corporation since 1990 and is a member of the Audit, Compensation and Nominating and
                              Corporate Governance Committees.
------------------------------------------------------------------------------------------
PHOTO OF JOHN T. HARTLEY      JOHN T. HARTLEY, age 69, is Chairman of the Executive
                              Committee of the Board of Directors and a director of the
                              Harris Corporation, a supplier of information, communication and semiconductor systems, products and services to
                              government and commercial markets worldwide. He was Chairman of the Board and Chief Executive Officer of the Harris
                              Corporation from 1987 to 1995. Mr. Hartley was elected
                              President and Chief Operating Officer of the Harris
                              Corporation in 1982, Chief Executive Officer in 1986 and
                              Chairman of the Board in 1987. Mr. Hartley is a director of
                              The Equitable Companies Incorporated and The Equitable Life
                              Assurance Society of the United States and formerly the
                              Chairman of the National Association of Manufacturers. He
                              was a member of President Reagan's and President Bush's
                              National Security Telecommunications Advisory Committee and
                              is a past Chairman of the Defense Policy Advisory Committee on Trade. Mr. Hartley is also Chairman of the Board of
                              Trustees of the Florida Institute of Technology. Mr. Hartley
                              has served as a director of the Corporation since 1989 and is Chairman of the Compensation Committee and is a member of the Audit, Executive and Nominating and Corporate Governance
                              Committees.
------------------------------------------------------------------------------------------
PHOTO OF JAMES H. ROSS        JAMES H. ROSS, age 60, has been since 1996 Chairman of The
                              Littlewoods Organisation, a private company in Great Britain operating in the retail, home shopping and leisure
                              businesses. Mr. Ross has also been appointed Chairman
                              designate of National Grid plc, a public UK Company with
                              interests in electricity transmission and telecommunications in England, Wales, the United States, Brazil and Argentina.
                              Mr. Ross was Chief Executive and Deputy Chairman of Cable &
                              Wireless plc, an international provider of
                              telecommunications services, between 1992 and 1995. He was a
                              Managing Director of British Petroleum plc, which engages in all phases of the petroleum business, from 1991 to 1992, and
                              Chairman and Chief Executive Officer of BP America Inc., a
                              subsidiary of British Petroleum plc, from 1988 to 1991. He was Chief Executive Officer and Managing Director of BP Oil
                              International Limited from 1986 to 1988. Prior to that, he was General Manager of Corporate Planning for British
                              Petroleum plc from 1982 through 1985. Mr. Ross is a director of Groupe Schneider and Datacard Inc. He is a trustee of the
                              Cleveland Orchestra. Mr. Ross has served as a director of
                              the Corporation since 1989 and is Chairman of the Financial
                              Policy Committee and is a member of the Executive and
                              Nominating and Corporate Governance Committees.

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PHOTO OF SIDNEY TAUREL       SIDNEY TAUREL, age 50, has been Chairman, President and Chief Executive Officer of Eli Lilly and
                             Company, a pharmaceutical company, since January 1999. Mr. Taurel was President and Chief
                             Executive Officer of Eli Lilly and Company from July 1998 through December 1998. Prior to that,
                             Mr. Taurel was President and Chief Operating Officer of Eli Lilly and Company since 1996. He was elected a director of Eli Lilly and Company in 1991. Mr. Taurel joined Eli Lilly and Company in
                             1971 and has held management positions in the company's operations in Brazil and Europe. He served as President of Eli Lilly International Corporation from 1986 until 1991, as Executive
                             Vice President of the Pharmaceutical Division from 1991 until 1993 and as Executive Vice
                             President of Eli Lilly and Company from 1993 until his appointment in 1996 as President and
                             Chief Operating Officer. Mr. Taurel is Chairman of the Board of Directors of the Pharmaceutical
                             Research and Manufacturers of America. He also serves on the Board of ITT Industries, Inc. Mr.
                             Taurel is a member of the Board of Overseers of the Columbia Business School and is a Trustee of
                             the Indianapolis Museum of Art. Mr. Taurel has served as a director of the Corporation since
                             1996 and is a member of the Compensation and Nominating and Corporate Governance Committees.
-----------------------------------------------------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING
PHOTO OF PEDRO ASPE          PEDRO ASPE, age 49, has been Chairman of the Board of Vector Casa de Bolsa, S.A. de C.V.
                             ("Vector"), an investment banking firm in Mexico providing financial services to corporations, financial institutions and individual investors, since 1996. Vector is a subsidiary of Pulsar
                             International, S.A. de C.V., an industrial and financial company headquartered in Mexico. He has also been since 1996 Managing Director and a partner of Protego, a newly formed investment banking unit of Vector aimed at attracting capital and technology to Mexico. Dr. Aspe has been since 1995 a professor at the Instituto Technologico Autonomo de Mexico, located in Mexico City.
                             Dr. Aspe has held a number of positions with the Mexican government and was most recently the
                             Secretary of Finance and Public Credit of Mexico from 1988 through 1994. Dr. Aspe is a director of Seguros Comercial America (Mexico) and on the Advisory Board of Marvin & Palmer. Dr. Aspe is
                             also a member of the Advisory Board of Stanford University's Institute of International Studies.
                             Dr. Aspe has served as a director of the Corporation since 1996 and is a member of the Audit and
                             Financial Policy Committees.
-----------------------------------------------------------------------------------------------------------------------------
PHOTO OF GEORGE B. HARVEY    GEORGE B. HARVEY, age 67, was Chairman, President and Chief Executive Officer of Pitney Bowes
                             Inc., a manufacturer of office equipment and business supplies and provider of financial services, from 1983 through 1996. Mr. Harvey was President and Chief Operating Officer of Pitney
                             Bowes from 1981 to 1983. He is a director of Merrill Lynch, Pfizer, Inc. and Massachusetts
                             Mutual Life Insurance Co. Mr. Harvey has served as a director of the Corporation since 1985 and is Chairman of the Audit Committee and is a member of the Executive, Financial Policy and
                             Nominating and Corporate Governance Committees.
-----------------------------------------------------------------------------------------------------------------------------

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PHOTO OF ROBERT P. McGRAW    ROBERT P. MCGRAW, age 44, is currently President of Averdale International LLC, an international investment company. Prior to that, Mr. McGraw was Executive Vice President of the Professional
                             Publishing Group of the Corporation from 1989 to August 1998. He was Executive Vice President of the Healthcare Group from 1987 to 1989, and Group Vice President of that same group from 1985 to
                             1987. Prior to that he served in several key positions in the Health Professions Division: as
                             General Manager from 1983 to 1985; as Editorial Director from 1982 to 1983; and as Editor from
                             1979 to 1982. He joined the Corporation in 1976 as a sales representative for McGraw-Hill Higher
                             Education, formerly known as the College Division. Mr. McGraw has served as a director of the
                             Corporation since 1995 and is a member of the Financial Policy Committee. (b)
-----------------------------------------------------------------------------------------------------------------------------
PHOTO OF LOIS DICKSON RICE   LOIS DICKSON RICE, age 66, has been a guest scholar since 1991 in the Economics Study Program at the Brookings Institution, a research and education organization. Prior to that she had been for more than five years Senior Vice President, Government Affairs, and a director of Control Data
                             Corporation, which applies technology to specialized computer, information and management needs.
                             She has held various positions with the College Board, an educational association, and from 1971 through 1981 served as one of its Vice Presidents. Mrs. Rice is a director of Fleet Financial
                             Group, International Multifoods, Unum Corporation and the HSB Group. Mrs. Rice is a Trustee of
                             the Harry Frank Guggenheim Foundation and Reading Is Fundamental. She is a member of the
                             President's Foreign Intelligence Advisory Board and a director of the Public Agenda Foundation.
                             Mrs. Rice has served as a director of the Corporation since 1988 and is a member of the Audit and Compensation Committees.
-----------------------------------------------------------------------------------------------------------------------------

(a) Mr. Harold W. McGraw III became the Corporation's Chief Executive Officer effective April 29, 1998. Mr. Joseph L. Dionne, who retired as of July 1, 1998, has continued to serve as non-executive Chairman of the Board of Directors.
(b) Harold W. McGraw III and Robert P. McGraw are brothers and the sons of Harold W. McGraw, Jr.

--------------------------------------------------------------------------------

                    INFORMATION AS TO COMMITTEES, ATTENDANCE
                       AND FEES OF THE BOARD OF DIRECTORS

The Corporation's Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees.

The Audit Committee is comprised of Ms. Lois Dickson Rice and Messrs. Pedro Aspe, Vartan Gregorian, John T. Hartley and George B. Harvey. During 1998 the Audit Committee held three meetings. The functions performed by the Audit Committee include: (a) reviewing and approving the scope and coverage of the Corporation's annual audit and the division of duties between the Corporation's independent auditors and internal auditors; (b) discussing any significant difficulties encountered or significant findings made during the annual audit;
(c) reviewing and approving the annual audit, financial statements and management letters following completion of the Corporation's annual audit; (d) reviewing with the Corporation's independent auditors and the Corporation's management the accounting systems, financial controls and procedures used by the Corporation; (e) reviewing and approving the scope of the duties of the internal audit function; (f) reviewing and approving, from time to time, with the Corporation's senior management the Corporation's Code of Business Ethics to determine compliance with such Code; (g) reviewing and approving the annual audit budget and actual fees paid to the Corporation's independent auditors; and
(h) recommending to the Board of Directors each year the firm of independent auditors to be retained for the following year.

The Compensation Committee is comprised of Ms. Lois Dickson Rice and Linda Koch Lorimer and Messrs. Vartan Gregorian, John T. Hartley and Sidney Taurel. During 1998 the Compensation Committee held five meetings. The functions performed by the Compensation Committee include: (a) establishing and approving the compensation to be paid to members of the Corporation's senior management; (b) administering the Corporation's executive incentive plans; (c) administering the Corporation's stock incentive plans; and (d) authorizing and approving special compensation arrangements for senior management.

The Nominating and Corporate Governance Committee is comprised of Ms. Linda Koch Lorimer and Messrs. Vartan Gregorian, John T. Hartley, George B. Harvey, James
H. Ross, Sidney Taurel and Alva O. Way. During 1998 the Nominating and Corporate Governance Committee held three meetings. The functions performed by the Committee include: (a) recommending to the Board of Directors the slate of nominees for election as directors at each Annual Meeting or for election by the Board of Directors on an interim basis; (b) recommending to the Board of Directors individuals to fill vacancies on it; (c) evaluating, on a continuing basis, possible candidates to serve on the Board of Directors; (d) recommending to the Board of Directors appropriate compensation to be paid to the directors;
(e) administering the Director Deferred Stock Ownership Plan; (f) determining whether any relationship exists between an outside director and the Corporation that might affect the status of the director as independent; and (g) making recommendations, from time to time, to the Board of Directors as to matters of corporate governance and periodically monitoring the Board's performance. The Nominating and Corporate Governance Committee is willing to consider recommendations of nominees by a shareholder if the shareholder submits the nomination in compliance with the advance notice, informational and other requirements set forth in the Corporation's By-Laws. Shareholders should direct such recommendations of nominees to the Nominating and Corporate Governance Committee, c/o the Secretary of the Corporation at 1221 Avenue of the Americas, New York, New York 10020. The Corporation's By-Laws also contain detailed procedures, including time limitations, which a shareholder must comply with in order to introduce an item of business at a meeting of shareholders.

In addition to the above mentioned three committees, the Corporation's Board of Directors has an Executive Committee and a Financial Policy Committee.

The Board of Directors of the Corporation held a total of eight meetings during 1998. All directors attended at least 75% of (1) all meetings of the Board of Directors and (2) all meetings of all board committees on which they served. The overall attendance record for all directors as a group during 1998 was 98.3%.

The Corporation provides a competitive director compensation program in order to attract and retain highly qualified individuals with a broad range of experience. In order to closely align the outside directors' compensation with the financial interests of shareholders, approximately 50% (or a greater percentage should a director so elect) of each outside director's total annual compensation is paid in shares of the Corporation's Common Stock pursuant to the Director Deferred Stock Ownership Plan.

For 1998, outside directors of the Corporation received an annual cash retainer of $17,000, a cash fee of $1,200 for each board meeting which they attended, and a cash fee of $1,000 for each meeting of the Audit, Compensation, Executive, Financial Policy and Nomi-nating and Corporate Governance Committees which they attended.

Additionally, under the Director Deferred Stock Ownership Plan, each outside director received a deferred share credit equal to the average cash compensation paid to all outside directors during the calendar year. For 1998, this credit was $34,980. These deferred share credits are payable in shares of the Corporation's Common Stock following a director's termination of Board membership. Further, pursuant to the Director Deferred Stock Ownership Plan, the Corporation has written agreements with Ms. Linda Koch Lorimer and Messrs. Pedro Aspe and George B. Harvey in which they have elected to receive all of their annual cash retainer and board and committee meeting fees payable in deferred shares of the Corporation's Common Stock in lieu of the cash payments otherwise due and payable to them.

Pursuant to the Director Deferred Compensation Plan, the Corporation currently has written agreements with Ms. Lois Dickson Rice and Messrs. Vartan Gregorian, John T. Hartley and Alva O. Way, respectively, to defer payment to them of all or a portion of their annual cash retainer and board and committee meeting fees which would otherwise be due and payable to them in connection with their service on the Board of Directors. Interest on the deferred cash amount is to be based on the monthly equivalent of a corporate bond index for the preceding year plus 2% (up to a maximum of 150% of the bond index), except that with respect to agreements to defer entered into prior to December 3, 1986, interest will be payable at the average of a corporate bond index for the previous five calendar years plus an additional amount currently estimated at 6%.

Further, pursuant to the Directors Retirement Plan, annual retirement and disability benefits are to be paid to each covered, non-employee director of the Corporation upon retirement at or after age 65 or in the event of disability in an amount equal to 10% of the then annual retainer fee for each year of service on the Board, provided that the director shall have been a Board member for at least five years. However, this Plan was amended in 1996 to provide that current Board members shall not accrue any additional benefits under the Plan after June 30, 1996 and any future new Board members after such date shall not participate in the Plan.

The Corporation entered into an agreement with Mr. Joseph L. Dionne in connection with his continued service as non-executive Chairman of the Corporation's Board of Directors for the period July 1, 1998 through December 31, 1999. With respect to such services, the Corporation agreed to pay Mr. Dionne an annual fee of $350,000. Mr. Dionne will not be paid other compensation, such as the annual retainer and meeting and committee attendance fees, normally paid to outside directors.

Inside directors, who are employees of the Corporation, do not receive any fees for serving on the Board or for attending meetings of board committees.

Mr. Robert P. McGraw resigned as Executive Vice President of the Professional Publishing Group of the Corporation, effective September 30, 1998. Mr. Robert McGraw received a severance/transition assistance payment of $175,000; a payment of $244,874 pursuant to the 1996 Key Executive Short-Term Incentive Compensation Plan; and 13,458 shares (on a post-split basis) of Common Stock pursuant to the 1993 Key Employee Stock Incentive Plan. Vesting was accelerated with respect to options for 13,000 shares (on a post-split basis) of Common Stock. The payments pursuant to the 1996 Key Executive Short-Term Incentive Compensation Plan and 1993 Key Employee Stock Incentive Plan were made by the Corporation to Mr. Robert McGraw as a participant of said Plans in accordance with the terms thereof.

INDEMNIFICATION

Each of the directors and certain of the executive officers have entered into an indemnification agreement with the Corporation pursuant to which each director and executive officer shall be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred in any action or proceeding, whether civil or criminal, or any appeal therein, to the fullest extent permitted by the applicable provisions of the New York Business Corporation Law. Such indemnification will be reduced to the extent that a director or executive officer is effectively indemnified by directors' and officers' liability insurance maintained by the Corporation. The Corporation has for many years carried directors' and officers' liability insurance coverage. The Corporation's current insurance coverage was purchased for the three-year period beginning December 31, 1998 and extending through December 31, 2001, for a three year aggregate premium of approximately $1,708,000. The Corporation has purchased this insurance coverage from National Union Fire Insurance Company of Pittsburgh, PA.; Federal Insurance Company; and Great American Insurance Companies. This coverage, subject to a number of standard exceptions and certain deductibles, indemnifies the directors and officers of the Corporation and its subsidiaries, whether elected or appointed, for liabilities or losses incurred in the performance of their duties up to an aggregate sum of $65,000,000. No sums have been paid under this coverage to the Corporation or any directors or officers nor have any claims for reimbursement been made under this policy.

         BENEFICIAL OWNERSHIP OF THE CORPORATION'S COMMON STOCK (A),(B)

The following table indicates the beneficial ownership of the Corporation's Common Stock as of February 5, 1999, by (1) each of the directors and nominees;
(2) the chief executive officers and the other four most highly compensated executive officers; and (3) all directors, nominees and executive officers of the Corporation as a group, based upon information supplied by each of the directors, nominees and officers:

--------------------------------------------------------------------------------

                                         Sole Voting                                           Total                    Director
                                          Power and     Shared Voting    Right to Acquire      Number                   Deferred
                                            Sole          Power and      Shares within 60    of Shares     Percent of     Stock
                                         Investment    Shared Invest-    Days by Exercise   Beneficially     Common     Ownership
       Name of Beneficial Owner             Power        ment Power         of Options         Owned        Stock(a)     Plan(c)
Pedro Aspe                                    3,096                                              3,096      (d)           5,305
Robert J. Bahash                            156,508                           235,300          391,808      (d)
Joseph L. Dionne(e),(f)                     524,010        54,996             648,660        1,227,666      (d)
Vartan Gregorian                              1,834                                              1,834      (d)           2,739
John T. Hartley                               4,960                                              4,960      (d)           2,739
George B. Harvey                              3,947                                              3,947      (d)           4,987
Richard H. Jenrette                             960                                                960      (d)           2,739
Linda Koch Lorimer                            2,708                                              2,708      (d)           3,162
Barbara B. Maddock                           31,520                            29,000           60,520      (d)
Harold W. McGraw III                        378,330                           385,500          763,830      (d)
Robert P. McGraw                             78,042                                             78,042      (d)             171
John D. Negroponte                            7,536                             8,000           15,536      (d)
Lois Dickson Rice                             1,760                                              1,760      (d)           2,739
James H. Ross                                 3,100                                              3,100      (d)           2,739
Sidney Taurel                                 2,000                                              2,000      (d)           3,280
Kenneth M. Vittor                            39,498                            26,038           65,536      (d)
Alva O. Way(g)                                    0                                                  0      (d)           2,739
All Directors and Executive Officers of
  the Corporation as a group (a total
  of 22 persons, including those named
  above)(h)(i)                            1,326,211        54,996           1,402,760        2,783,967      1.4  %       33,339

(a) On January 27, 1999, the Board of Directors of the Corporation approved a 2-for-1 split of the Corporation's Common Stock which became effective on March 8, 1999. The beneficial ownership of the Corporation's Common Stock which is reported in this table and accompanying footnotes has been adjusted to reflect this 2-for-1 split. The number of shares of Common Stock outstanding on February 5, 1999 (excluding treasury shares) was 197,529,642. The percent of Common Stock is based on such number of shares and is rounded off to the nearest one percent.

(b) To the Corporation's knowledge, no person is the beneficial owner of more than 5% of the Corporation's Common Stock, other than (i) FMR, having a principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109 ("FMR"), (ii) Delaware Management Company, Inc., having a principal place of business at 2005 Market Street, Philadelphia, Pennsylvania 19103 ("Delaware Management"), and (iii) Putnam Investments, Inc., having a principal place of business at One Office Square, Boston, Massachusetts 02109 ("Putnam"), all of which are registered investment advisors, and which in that capacity through themselves or operating subsidiaries, manage client accounts. On February 17, 1999, FMR advised the Corporation by furnishing the Corporation with its
Schedule 13G filed with the Securities and Exchange Commission that, as of December 31, 1998, it beneficially owned in the aggregate 10,226,170 shares or approximately 5.2% of the outstanding Common Stock of the Corporation. On February 5, 1999, Delaware Management advised the Corporation by furnishing the Corporation with its Schedule 13G filed with the Securities and Exchange Commission that, as of December 31, 1998, it beneficially owned in the aggregate 11,458,490 shares or approximately 5.8% of the outstanding Common Stock of the Corporation. On February 18, 1999, Putnam advised the Corporation by furnishing the Corporation with its Schedule 13G filed with the Securities and Exchange Commission that, as of December 31, 1998, it beneficially owned in the aggregate 12,010,132 shares or approximately 6.1% of the outstanding Common Stock of the Corporation. Each of FMR, Delaware Management and Putnam have certified in their respective Schedule 13G filings that the Corporation's Common Stock was acquired in the ordinary course of business and was not acquired for the purpose of changing or influencing control of the Corporation.

(c) This amount represents the number of shares of the Corporation's Common Stock which have been credited to a bookkeeping account maintained for each non-employee director of the Corporation pursuant to the Director Deferred Stock Ownership Plan. This Plan is further described on page 8.

(d) Less than 1%.

(e) Joan F. Dionne, the wife of Joseph L. Dionne, is the beneficial owner of 22,392 shares of Common Stock. These shares have not been included in the above table.

(f) Mr. Dionne has made gifts aggregating 54,996 shares of Common Stock to a private charitable foundation. These shares have been included in the above table. On February 23, 1999, Mr. Dionne exchanged 178,948 shares of Common Stock included in the above table for an interest in a broad-based equity fund.

(g) On July 6, 1998, Mr. Way transferred 4,960 shares of Common Stock to a charitable foundation. These shares have not been included in the above table.

(h) Spouses and children of some members of this group may own other shares in which the members of this group disclaim any beneficial interest and which are not included in the above table.

(i) Harold W. McGraw, Jr., Chairman Emeritus of the Corporation, is the beneficial owner of 4,840,550 shares of Common Stock, of which 72,190 are held in Mr. McGraw's name and 4,770,360 are held in the name of the Harold W. McGraw Jr. Trust. These shares represent approximately 2.5% of the Corporation's issued and outstanding Common Stock. In addition, Anne P. McGraw, the wife of Harold W. McGraw, Jr., is the beneficial owner of 160,000 shares of Common Stock. None of these shares has been included in the above table.

                    INFORMATION AS TO EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the Corporation's chief executive officers and each of the other four most highly compensated executive officers (the "Named Officers") for services rendered in all capacities to the Corporation in 1996, 1997 and 1998:

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                            ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                    -----------------------------------            ----------------------               ALL
                                                                                   Awards               Payouts        OTHER
                                                                                   ------               -------       COMPEN-
Name                                                            Other                                                  SATION
and                                                            Annual      Restricted   Securities     Long-Term
Principal                                                      Compen-       Stock      Underlying     Incentive
Position                      Year    Salary       Bonus      sation(a)    Awards(b)    Options(c)     Payouts(d)
------------------------------------------------------------------------------------------------------------------------------
Harold W. McGraw III          1998  $  712,000   $  759,562    $42,158            0      134,400       $1,620,019     $133,418(h)
  President & Chief           1997     666,000      710,409     45,328            0       52,000       1,216,307       110,278
  Executive Officer           1996     616,000      512,820     41,989            0       55,600         792,239        93,335
Joseph L. Dionne(e)           1998  $  517,500   $  651,240    $68,989(f)         0      269,908(g)    $5,085,431(d)  $230,749(h)
  Chairman                    1997   1,035,000    1,288,016     75,116            0      453,000(g)    2,039,779       220,065
                              1996     935,000      908,119     69,714            0       95,200       1,326,456       197,145
Robert J. Bahash              1998  $  505,000   $  468,079    $26,893            0       57,752(g)    $1,051,854     $ 93,228(h)
  Executive Vice              1997     447,000      437,072     29,785            0       32,000         844,735        75,157
  President, Chief            1996     417,000      318,223     28,660            0       36,000         555,393        66,365
  Financial Officer
John D. Negroponte            1998  $  375,000   $  284,918    $ 3,234            0           --              --      $  2,978(h)
  Executive Vice              1997     125,000           --         --            0       16,000(i)           --(i)         --
  President,                  1996          --           --         --            0           --              --            --
  Global Markets
Kenneth M. Vittor             1998  $  320,000   $  244,215    $11,847            0       39,330(g)    $ 417,806      $ 51,490(h)
  Executive Vice President    1997     300,000      268,291     10,536            0       12,000         192,874        41,289
  and General Counsel         1996     275,000      152,625      7,308            0       12,000          88,460        33,350
Barbara B. Maddock            1998  $  292,500   $  207,583    $ 9,874            0       23,200       $ 342,790      $ 38,441(h)
  Executive Vice              1997     244,000      173,513     10,194            0       12,000         275,994        33,491
  President,                  1996     228,000      126,540      9,314            0       10,000         179,024        29,449
  Organizational
  Effectiveness
------------------------------------------------------------------------------------------------------------------------------

(a) Represents dividend equivalents paid on outstanding Long-Term Restricted Performance Share and Restricted Stock Awards.

(b) The number and value of Restricted Performance Share holdings (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999) at year end was as follows:
          ------------------------------------------------------------

                                             1998
                                  ---------------------------
                                   Unearned
                                  Restricted
                                  Performance     Value (at
                                    Shares        $50.9375)*
-------------------------------------------------------------
H. W. McGraw III                    54,336        $2,767,740
J. L. Dionne                        88,448        $4,505,320
R. J. Bahash                        34,478        $1,756,223
J. D. Negroponte                     4,146        $  211,187
K. M. Vittor                        15,188        $  773,639
B. B. Maddock                       13,066        $  665,549
-------------------------------------------------------------

* Based on the closing price of The McGraw-Hill Companies Common Stock on December 31, 1998 of $50.9375 (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999).

Dividend equivalent payments equal to the dividend paid on the Corporation's Common Stock were paid in cash on Restricted Performance Shares in 1998.

(c) The shares reported in this column have been adjusted to give effect to the 2-for-1 stock split effective March 8, 1999.

(d) The 1998 payment amount is based on a fair market value of $54.3594 for the Corporation's Common Stock on February 2, 1999 (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999). The amount reported for Mr. Dionne represents payments earned under the 1996, 1997 and 1998 awards. In accordance with the terms and conditions of the long-term incentive awards, the 1997 and 1998 awards were prorated to reflect Mr. Dionne's July 1, 1998 retirement and they were paid in early 1999, concurrently with the 1996 award.

(e) Mr. Dionne was Chief Executive Officer until April 29, 1998. He retired on July 1, 1998.

(f) Mr. Dionne received an additional $175,000 from July 1 through December 31, 1998 in connection with his services as non-executive Chairman of the Corporation.

(g) Includes Restoration Stock Options. The Compensation Committee approved a stock option enhancement in 1997 called a Restoration Stock Option ("RSO"). If shares of the Corporation's Common Stock are delivered in payment of the exercise price of a stock option (as opposed to the use of cash or "cashless exercises"), an RSO will be granted equal to the number of shares used to exercise the stock option. The expiration date of these RSO grants (which are made pursuant to the 1993 Key Employee Stock Incentive Plan) remains the last day the underlying grant is exercisable. Additionally, if shares are withheld to satisfy the tax obligation on the realized gain, the RSO will include shares equal to the number of shares withheld for taxes. RSO grants are non-qualified, and are first exercisable six months after the date of grant at the market value at the date of grant of the RSO. Only one RSO will be granted for each original stock option granted. In the event of a change in control of the Corporation, all options become fully vested.

(h) For 1998, the dollar value reported in this column includes the following items:
          ------------------------------------------------------------

                                            1998
                       Above Market     Contribution
                       Interest on       to Defined
                         Deferred       Contribution
                       Compensation        Plans          Total
-----------------------------------------------------------------
H. W. McGraw III              --          $133,418       $133,418
J. L. Dionne             $45,808          $184,941       $230,749
R. J. Bahash             $ 5,441          $ 87,787       $ 93,228
J. D. Negroponte              --          $  2,978       $  2,978
K. M. Vittor                  --          $ 51,490       $ 51,490
B. B. Maddock                 --          $ 38,441       $ 38,441
-----------------------------------------------------------------

(i) Mr. Negroponte was employed by the Corporation in September 1997. His initial stock option award was intended to cover the 1997 through 1998 period. Additionally, based on Mr. Negroponte's September 1997 employment, he did not participate in the 1996 Long-Term Incentive Award that was awarded in January 1996 and matured on December 31, 1998.

                             OPTION GRANTS IN 1998

The following table sets forth all grants of stock options made during 1998 (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999) pursuant to the 1993 Key Employee Stock Incentive Plan to the Named Officers in the Summary Compensation Table:
--------------------------------------------------------------------------------

                                                                                               Potential Realizable Value at
                                                                                               Assumed Annual Rates of Stock
                                              Individual Grants                            Price Appreciation for Option Term(a)
                       ----------------------------------------------------------------    -------------------------------------
                                     Number of     % of Total
                                     Securities     Options
                                     Underlying    Granted to    Exercise
                                      Options     Employees in   or Base     Expiration
        Name               Type       Granted         1998        Price         Date              5%                  10%
--------------------------------------------------------------------------------------------------------------------------------
H. W. McGraw III       Annual           74,400(b)    1.95%       $36.1875    01/01/2008     $    1,693,203      $     4,290,912
                       Supplemental     60,000(b)    1.57%       $38.0625    04/28/2008     $    1,436,238      $     3,639,708
J. L. Dionne           Annual          200,000(b)    5.23%       $36.1875    01/01/2008     $    4,551,620      $    11,534,710
                       Restoration      34,528(c)    0.90%       $38.7032    01/01/2006     $      638,077      $     1,528,209
                       Restoration      35,380(c)    0.92%       $38.7032    01/01/2007     $      755,009      $     1,859,396
R. J. Bahash           Annual           37,000(b)    0.97%       $36.1875    01/01/2008     $      842,050      $     2,133,921
                       Supplemental      4,000(b)    0.10%       $40.5313    06/30/2008     $      101,960      $       258,385
                       Restoration      16,752(c)    0.44%       $45.2657    12/04/1999     $       37,943      $        75,803
J. D. Negroponte       N/A                 N/A         N/A
K. M. Vittor           Annual           16,000(b)    0.42%       $36.1875    01/01/2008     $      364,130      $       922,777
                       Restoration       1,310(c)    0.03%       $38.5000    12/08/1998     $        2,522      $         5,044
                       Restoration       2,560(c)    0.07%       $39.2657    01/03/2003     $       27,776      $        61,563
                       Restoration       1,926(c)    0.05%       $44.3438    12/04/1999     $        4,266      $         8,542
                       Restoration       2,276(c)    0.06%       $44.3438    01/01/2001     $       10,344      $        21,170
                       Restoration       2,924(c)    0.08%       $44.3438    01/01/2002     $       20,439      $        42,924
                       Restoration       2,554(c)    0.07%       $44.3438    01/02/2004     $       31,287      $        69,137
                       Restoration       3,812(c)    0.10%       $44.3438    01/02/2005     $       57,485      $       130,428
                       Restoration       5,968(c)    0.16%       $44.3438    01/01/2006     $      107,752      $       251,074
B. B. Maddock          Annual           14,000(b)    0.37%       $36.1875    01/01/2008     $      318,613      $       807,430
                       Supplemental      9,200(b)    0.24%       $40.5313    06/30/2008     $      234,507      $       594,286
All Shareholders       N/A                 N/A         N/A            N/A           N/A     $4,699,680,977(d)   $11,909,919,429(d)
All Optionees          N/A           3,825,148        100%       $37.7362(e)           (e)  $   85,025,457      $   214,232,172
Optionees' Gain as %
of All Shareholders'
Gain                   N/A                 N/A         N/A            N/A           N/A              1.81%                1.80%

--------------------------------------------------------------------------------

(a) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission for the option term and therefore are not intended to and may not accurately forecast possible future appreciation, if any, of the Corporation's Common Stock price.

(b) The annual and supplemental awards, which were granted pursuant to the 1993 Key Employee Stock Incentive Plan, were for non-qualified stock options and provide that one-half of the option vests on the first anniversary of the grant, and the remaining one-half vests on the second anniversary of the grant. In the event of a change in control of the Corporation, the option becomes fully vested.

(c) The Compensation Committee approved a new stock option enhancement in 1997 called a Restoration Stock Option ("RSO"). If shares of the Corporation's Common Stock are delivered in payment of the exercise price of a stock option (as opposed to the use of cash or "cashless exercises"), an RSO will be granted equal to the number of shares used to exercise the stock option. The expiration date of these RSO grants (which are made pursuant to the 1993 Key Employee Stock Incentive Plan) remains the last day the underlying grant is exercisable. Additionally, if shares are withheld to satisfy the tax obligation on the realized gain, the RSO will include shares equal to the number of shares withheld for taxes. RSO grants are non-qualified, and are first exercisable six months after the date of grant at the market value at the date of grant of the RSO. Only one RSO will be granted for each original stock option granted. In the event of a change in control of the Corporation, all options become fully vested.

(d) The amount shown represents the hypothetical return to all shareholders of the Corporation's Common Stock (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999) assuming that all the shareholders purchased the Corporation's Common Stock at the close of business on January 2, 1998 at a purchase price of $37.7362, the average price for all optionees (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999), and that all shareholders hold the Common Stock continuously for a ten-year period. The number of outstanding shares of Common Stock on January 2, 1998 was 198,030,974 (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999). The hypothetical return presented is not intended as a projection of the future performance of the Corporation's Common Stock, but rather is provided for illustrative purposes only.

(e) Expiration dates range from December 8, 1999 through September 30, 2008. $37.7362 represents the average exercise price of the grants to all optionees (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999). All grants were made at the fair market value of the Corporation's Common Stock at the time of the grant.

       AGGREGATE OPTION EXERCISES IN 1998 AND 1998 YEAR-END OPTION VALUES

The following table sets forth information with respect to options exercised by each of the Named Officers during 1998 and the number and value of unexercised options as of December 31, 1998, adjusted to give effect to the 2-for-1 stock split effective March 8, 1999:

--------------------------------------------------------------------------------

                                                             Number of Securities
                                                            Underlying Unexercised         Value of Unexercised
                                                                  Options at               In-the-Money Options
                                                               December 31, 1998          at December 31, 1998(a)
                           Shares Acquired     Value      ---------------------------   ---------------------------
          Name               on Exercise      Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------------------
H. W. McGraw III                 9,600       $  310,950     322,300        160,400      $10,883,427    $2,601,750
J. L. Dionne                   121,848       $1,874,545     648,660              0      $10,711,522    $        0
R. J. Bahash                    36,800       $1,077,726     200,800         73,752      $ 6,819,385    $1,132,390
J. D. Negroponte                     0       $        0       8,000          8,000      $   158,250    $  158,250
K. M. Vittor                    37,652       $  969,113      12,038         41,460      $   300,307    $  533,064
B. B. Maddock                        0       $        0      34,400         29,200      $ 1,083,532    $  470,988
-------------------------------------------------------------------------------------------------------------------

(a) Based on the closing price of the Corporation's Common Stock on December 31, 1998 of $50.9375, adjusted to give effect to the 2-for-1 stock split effective March 8, 1999, as reported on the New York Stock Exchange Composite Transactions Tape.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1998

The following table sets forth information concerning long-term incentive awards granted during 1998 to the Named Officers pursuant to the 1993 Key Employee Stock Incentive Plan, adjusted to give effect to the 2-for-1 stock split effective March 8, 1999:

--------------------------------------------------------------------------------

                                                                                       Estimated Future Payout
                                                                                  Under Non-Stock Price-Based Plans
                                                                                  ---------------------------------
                                         Number of          Performance Period    Threshold    Target      Maximum
                                        Restricted                Until           Number of   Number of   Number of
              Name                 Performance Shares(a)   Maturation or Payout    Shares      Shares      Shares
              ----                 ---------------------   --------------------   ---------   ---------   ---------
H. W. McGraw III                       14,032 shares             3 Years            2,806      14,032      21,048
J. L. Dionne                           22,108 shares             3 Years(b)         4,422      22,108      33,162
R. J. Bahash                            8,842 shares             3 Years            1,768       8,842      13,263
J. D. Negroponte                        4,146 shares             3 Years              829       4,146       6,219
K. M. Vittor                            4,146 shares             3 Years              829       4,146       6,219
B. B. Maddock                           4,048 shares             3 Years              810       4,048       6,072
-------------------------------------------------------------------------------------------------------------------

(a) Restricted Performance Share Awards pursuant to the 1993 Key Employee Stock Incentive Plan with payment in the Corporation's Common Stock based upon the degree of achievement of a three-year cumulative compound earnings per share growth goal ("the EPS goal") maturing on December 31, 2000. The awards do not provide for interim payments (other than the payment of dividend equivalents). The threshold amount will be earned at the achievement of 60% of the EPS goal, the target amount will be earned at the achievement of 100% of the EPS goal and the maximum award amount will be earned at the achievement of 120% or more of the EPS goal. The Awards will be forfeited if the achievement is less than 60% of the EPS goal. The Restricted Performance Shares are entitled to dividend equivalent payments and voting rights comparable to the Corporation's Common Stock based upon the target number of shares awarded.

In the event of a change in control of the Corporation, all of the financial goals are deemed to have been satisfied, and the recipient will receive the target amount no later than the normal maturity date of the award.

(b) As a result of Mr. Dionne's retirement, on July 1, 1998, this award shall be prorated and payable in 1999, subject to the achievement of the performance goal through December 31, 1998.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock with the cumulative total return of the S&P Composite 500 Stock Index and the cumulative total return for a group of peer companies for the five-year period commencing on January 1, 1994 and ending on December 31, 1998.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

                       FIVE YEAR CUMULATIVE TOTAL RETURN
                        (YEAR ENDING DECEMBER 31, 1998)
[SHAREHOLDER RETURN PERFORMANCE GRAPH]

                                    THE MCGRAW-
                                   HILL COMPANIES     S&P 500 INDEX        PEER GROUP
1993                                    100                100                100
1994                                    102                101                 93
1995                                    137                139                119
1996                                    150                171                140
1997                                    247                229                214
1998                                    346                294                223

Assumes $100 Invested on December 31, 1993 in The McGraw-Hill Companies Common Stock, S&P 500 Index and Peer Group Index

(a) Total return assumes reinvestment of dividends.

(b) Companies comprising the Peer Group: Dow Jones & Company, Inc., The Dun & Bradstreet Corporation, Gannett Co., Inc., Houghton Mifflin Company, Knight-Ridder Inc., Meredith Corporation, The New York Times Company, The Times Mirror Company, and Tribune Company. One of the members of the Peer Group, The Dun & Bradstreet Corporation ("D&B"), spun-off two subsidiaries in November 1996, as a result of which shareholders of the original D&B ("Old D&B") became holders of shares in reorganized D&B ("New D&B") and in each of the spun-off subsidiaries (the "Spin-Offs"). In calculating the total shareholder return for D&B, the shares of the Spin-Offs received by the Old D&B shareholders were deemed to be reinvested in shares of New D&B. In June 1998, the New D&B further separated into two public companies, the New D&B and R.H. Donnelley, through a tax-free dividend. The Peer Group results reflect total shareholder returns for the New D&B, including a $3 per share cash equivalent distribution for R.H. Donnelley reinvested in the New D&B.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

INTRODUCTION

The McGraw-Hill Companies' executive compensation program (the "Program") is administered by the Compensation Committee of the Board of Directors (the "Committee") which is composed of the individuals listed below who are independent non-employee directors of the Corporation. The Committee has sole responsibility for all compensation matters with respect to the Corporation's senior management. The Committee regularly reports to the Board of Directors on its activities and decisions and meets in executive session with all non-employee directors at year end to review the CEO's performance and compensation.

PHILOSOPHY

The Program has been designed to enable the Corporation to attract, motivate and retain senior management by providing a fully competitive total compensation opportunity based on performance. The Program consists of three key elements: (1) base salaries; (2) annual incentive opportunities which are payable for the achievement of annual financial performance goals established by the Committee; and (3) long-term stock-based incentive opportunities consisting of annual grants of restricted performance shares, which are payable for the achievement of three-year financial performance goals established by the Committee, and annual stock option grants. The stock-based incentive opportunities are intended to align the interests of senior management with those of the Corporation's shareholders. A new compensation structure for administration of these three elements was implemented in 1998 covering executive positions. In place of job-driven target incentive awards or grant guidelines expressed as percentages of salary or salary range midpoints, more flexible annual and long-term incentive opportunity ranges have been adopted. The new structure permits greater differentiation in total compensation opportunity based on assessments of individual performance, contributions, assignments and future potential. The Corporation's executive compensation program continues to be structured so that at higher management levels a larger portion of annual compensation is variable, based on company performance, and a larger portion of total compensation is composed of stock-based compensation.

The Committee's policy with respect to the tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code is to qualify such compensation for deductibility where practicable. In this regard, the 1996 Key Executive Short-Term Incentive Compensation Plan and the 1993 Key Employee Stock Incentive Plan have been approved by the Corporation's shareholders pursuant to the requirements of Section 162(m) of the Internal Revenue Code. Therefore, the awards earned under these plans will qualify for tax deduction by the Corporation when paid.

Following is a discussion of each of the elements of the Program and a description of the specific decisions and actions taken by the Committee with respect to 1998 compensation for the CEO.

PROGRAM COMPETITIVENESS

Each element of the Program is intended to be fully competitive with comparable elements of competitor companies in the publishing, information and media industry. Base salaries are determined within the framework of position responsibility, individual performance and the external marketplace. Competitive market data are derived annually using a third-party consultant survey of the publishing, information and media industry, which includes reported data from companies in the peer group index of the Shareholder Return Performance Graph (the "Peer Group").

The annual incentive award opportunities are established by the Committee based on recommendations developed by an independent compensation consulting firm selected by the Committee. These recommended incentive opportunities are competitive with median levels of incentive opportunities using available incentive opportunity data for the competitor companies included in the Peer Group and incentive opportunity data from a third-party media industry compensation survey of other publishing, information and media companies.

The long-term incentive grant guidelines provide competitive long-term compensation opportunities in the form of restricted performance share and stock option grants. The grant guidelines for these awards are derived from general industry long-term incentive grant data and are adjusted by an independent compensation consultant to reflect median long-term incentive grant practices of publishing, information and media industry companies including those in the Peer Group.

ANNUAL SALARY AND INCENTIVE COMPENSATION

Annual compensation for senior management consists of base salary and the annual incentive awards earned under the Key Executive Short-Term Incentive Compensation Plan. Base salary increases for senior executives other than the CEO are recommended annually by Mr. McGraw and are reviewed and approved by the Committee.

Target awards established under the Key Executive Short-Term Incentive Compensation Plan are established as a dollar amount for each executive at the beginning of the year. The maximum payment opportunity is set at 200% of the annual target award. Payment of the annual incentive awards for Mr. McGraw and executives named in the Summary Compensation Table is based on the Corporation's performance in relation to minimum, target and maximum diluted earnings per share goals which are approved by the Committee at the beginning of the plan year.

LONG-TERM INCENTIVE COMPENSATION

The long-term incentive compensation program for senior management consists of two types of annual stock awards: restricted performance shares and stock options. Restricted performance share awards are established for each executive and granted annually on or before April 1. The awards vest at the end of a three-year award cycle within a range of 20% to 150% of the shares awarded based on the achievement of mini-mum, target and maximum cumulative compound diluted earnings per share growth goals which are established by the Committee at the beginning of the award cycle. These restricted performance share awards are subject to forfeiture if the minimum performance goal is not attained, or if a participant's employment is terminated for certain reasons before the shares become vested. During the award cycle, participants receive dividends on and have the right to vote the awarded shares.

The second component of the long-term incentive compensation program consists of stock options which provide participants with the right to purchase shares of The McGraw-Hill Companies Common Stock at its market value on the date of grant. These grants are established for each executive on or before April 1. Each stock option grant becomes exercisable in two equal annual installments commencing one year after grant, and each grant has a ten-year maximum term.

1998 CEO COMPENSATION

Joseph L. Dionne's base salary of $1,035,000 continued to be paid until his retirement on July 1, 1998.

Mr. Dionne's 1998 target annual incentive award opportunity of $800,000 was prorated to $400,000 to reflect his July 1, 1998 retirement. For purposes of determining the incentive compensation payments for all participants measured on the diluted Earnings Per Share goal for the 1998 cycle of the Key Executive Short-Term Incentive Compensation Plan and the 1996, 1997 and 1998 Long-Term Restricted Performance Share Awards under the Key Employee Stock Incentive Plan, the Committee adjusted the reported diluted 1998 Earnings Per Share to exclude the impact of the three one-time items reported in the third quarter of 1998 (a gain on the sale of a building, an extraordinary loss on the early extinguishment of debt from a tender offer, and a charge at CEC of a write down of assets). The exclusion of the loss and of the charge were made pursuant to the definition of Earnings Per Share under the terms of the Awards, and the exclusion of the gain was made pursuant to the discretion of the Committee as provided in the Awards. Based on the Corporation's adjusted diluted Earnings Per Share for 1998, as measured against the diluted Earnings Per Share performance goal established by the Committee at the beginning of 1998, Mr. Dionne's earned 1998 incentive payment was $651,240, representing 162.81% of his prorated 1998 target opportunity.

Mr. Dionne's 1996, 1997 and 1998 Long-Term Restricted Performance Share Awards were prorated in accordance with Plan terms to reflect his July 1, 1998 retirement. These prorated award opportunities were measured against the cumulative compound adjusted diluted Earnings Per Share growth for the years 1996 through 1998 for the 1996 Award, for the years 1997 through 1998 for the 1997 Award, and for 1998 for the 1998 Award. Based on the adjusted growth as measured against the diluted Earnings Per Share performance goals established by the Committee for each of the outstanding awards, Mr. Dionne received a payout of 93,552 shares (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999), representing 150% of his total prorated target opportunity for these awards. The dollar value of the 93,552 shares (adjusted to reflect the 2-for-1 stock split effective March 8, 1999) is shown in the Long-Term Incentive Plan Payout Column of the Summary Compensation Table.

Additionally, in January 1998, based on the Committee's review of Mr. Dionne's 1997 performance, 1998 challenges and his on-going role as non-executive Chairman of the Board through December 31, 1999, the Committee awarded Mr. Dionne a 1998 stock option grant of 200,000 shares (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999). In accordance with Plan terms, this grant became fully exercisable upon his retirement on July 1, 1998.

Harold McGraw III was awarded a salary increase of $69,000 to $735,000, effective May 1, 1998, to reflect his promotion to Chief Executive Officer. Additionally, Mr. McGraw received an increase to his 1998 target annual incentive award opportunity in recognition of his promotion. This resulted in a prorated target opportunity of $466,533. Based on the Corporation's adjusted diluted Earnings Per Share for 1998, as measured against the diluted Earnings Per Share performance goal established by the Committee at the beginning of the year, Mr. McGraw's earned 1998 incentive payment was $759,562, representing 162.81% of his prorated 1998 target opportunity.

In January 1998, stock-based long-term incentive awards (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999) were granted. Mr. McGraw received an award of 12,882 restricted performance shares (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999) which will mature on December 31, 2000, subject to the achievement of the Committee-approved diluted Earnings Per Share performance goal established for this award, and he received 74,400 stock option shares (adjusted to reflect the 2-for-1 stock split effective March 8, 1999). In recognition of his promotion to Chief Executive Officer, Mr. McGraw received an additional restricted performance share award for 1,150 shares (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999) which has the same maturity date and performance goals as the January 1998 grant. The Committee also granted Mr. McGraw a supplemental stock option grant for 60,000 shares (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999). These awards are disclosed in the Long-Term Incentive Plan Awards Table and the Option Grants Table.

In early 1999, the Committee reviewed and approved the degree of achievement and award payout to Mr. McGraw for the 1996 Long-Term Restricted Performance Share Award which matured on December 31, 1998. The adjusted cumulative compound diluted Earnings Per Share growth for the three-year award cycle exceeded the maximum 150% payment goal established by the Committee for this Award. As a result, Mr. McGraw received a share payout of 29,802 shares (adjusted to give effect to the 2-for-1 stock split effective March 8, 1999) representing 150% of his target award. The dollar value of Mr. McGraw's 1996 Long-Term Restricted Performance Share Award payout is shown in the Long-Term Incentive Plan Payout Column of the Summary Compensation Table.

CLOSING STATEMENT

The Committee believes that the caliber and motivation of the Corporation's key employees and the quality of their leadership makes a significant difference in the long-term performance of the Corporation. The Committee further believes that compensation should vary with the Corporation's financial performance so that executives are well rewarded when performance meets or exceeds standards established by the Committee, and there should be downside risks to compensation when performance does not meet these standards.

In its view, the Committee believes that The McGraw-Hill Companies' executive compensation program is meeting the goals contained in the Program's philosophy.

The foregoing report has been furnished on behalf of the Board of Directors by the members of its Compensation Committee

  John T. Hartley (Chairman)
  Vartan Gregorian
  Linda Koch Lorimer
  Lois Dickson Rice
  Sidney Taurel

                        DEFINED BENEFIT RETIREMENT PLANS

The officers named in the Summary Compensation Table are entitled to retirement benefits under three defined benefit plans maintained by the Corporation: the Employee Retirement Plan ("ERP"), the Employee Retirement Plan Supplement ("ERP Supplement") and the Senior Executive Supplemental Death, Disability and Retirement Benefits Plan (the "Supplemental Benefits Plan"), except that Ms. Maddock and Messrs. Negroponte and Vittor participate in ERP and ERP Supplement and do not participate in the Supplemental Benefits Plan. Under the Supplemental Benefits Plan, a participant is entitled to receive upon normal retirement at age 65, an annual retirement benefit equal to 55% of the participant's highest rate of annual base salary and highest target opportunity under the 1996 Key-Executive Short-Term Incentive Compensation Plan during the 36-month period before retirement, reduced by the participant's annual retirement benefits under ERP and ERP Supplement, the annual annuity value of a hypothetical savings account, the participant's annual retirement benefit under pension plans of any previous employers and the participant's annual Social Security retirement benefit.

ERP provides participants with retirement benefits based upon career compensation. These benefits are subject to limitation under certain provisions of the Internal Revenue Code. Prior to July 1, 1986, ERP required participants to make contributions to said Plan. Subsequent to July 1, 1986, ERP was amended so that the Corporation is to make all of the required contributions to the Plan and participants are no longer required to make contributions thereto. In addition, effective as of January 1, 1989, the benefit formula for service after December 31, 1988 was amended to be 1.4% of each year's earnings for participants age 45 with five years of continuous service as of June 30, 1986 and whose age and service totalled at least sixty, and 1.0% of each year's earnings for other participants, and the vesting schedule of ERP was amended to provide that participants are 100% vested after completion of five years of continuous service with the Corporation. Under ERP Supplement, participants are provided with retirement benefits which would have been provided under ERP except for the limitations imposed by the Internal Revenue Code.

The following table sets forth the annual benefits under ERP, ERP Supplement and the Supplemental Benefits Plan (computed based on a straight life annuity) payable upon retirement at age 65 to each of the Named Officers based upon the Corporation's contributions and the executive's 1998 compensation (salary and 1998 target opportunity under the Key-Executive Short-Term Incentive Compensation Plan for purposes of the Supplemental Benefits Plan), which are not subject to any deduction for Social Security benefits:

                         ANNUAL RETIREMENT BENEFIT FROM
                            CORPORATE CONTRIBUTIONS
--------------------------------------------------------------------------------

                                                              ERP and        Supplemental
                          Name                             ERP Supplement    Benefits Plan     Total
                          ----                             --------------    -------------     -----
Harold W. McGraw III                                          $234,000         $171,000       $405,000
Joseph L. Dionne                                              $285,000         $544,000       $829,000
Robert J. Bahash                                              $147,000         $141,000       $288,000
John D. Negroponte                                            $ 27,000         $      0       $ 27,000
Kenneth M. Vittor                                             $ 95,000         $      0       $ 95,000
Barbara B. Maddock                                            $ 75,000         $      0       $ 75,000

--------------------------------------------------------------------------------

Pursuant to the Supplemental Benefits Plan, in the event of involuntary termination of employment without cause or resignation of employment by the employee for good reason within two years after a change of control of the Corporation, or resignation by the employee for any reason during the 30 day period following the first anniversary of such change of control, participants shall receive a lump sum payment actuarially equivalent to the monthly retirement benefit they would have received based upon from 44% to 55% of their final monthly earnings and target opportunity under the 1996 Key-Executive Short-Term Incentive Compensation Plan, depending upon their age at the date of termination. The Supplemental Benefits Plan is administered by the Compensation Committee of the Board of Directors, which Committee approves participants who are recommended by the Corporation's Chief Executive Officer.

SENIOR EXECUTIVE SEVERANCE PLAN

The Senior Executive Severance Plan provides that if the employment of a participating senior executive of the Corporation is involuntarily terminated without cause or the executive resigns for good reason, the executive shall receive a minimum severance payment of 12 months base salary and a maximum severance payment of 24 months base salary, the actual amount of severance to be based upon 1.6 multiplied by the number of years of continuous service with the Corporation. In addition, each participant shall continue to participate in the Corporation's retirement, life, medical and other insurance benefit plans and programs during the period the participant receives severance payments, or in lieu thereof, each participant shall receive an additional cash payment equal to 10% of the severance amount. The receipt of payments by participants pursuant to the Senior Executive Severance Plan is in lieu of receiving benefits pursuant to the Corporation's regular separation allowance plan, which plan is applicable to all full-time employees of the Corporation. The Plan was amended to provide that benefits will be payable to participants who voluntarily terminate their employment within a 30 day period one year after a change in control of the Corporation has occurred. The Senior Executive Severance Plan is administered by the Compensation Committee of the Board of Directors, which Committee approves participants who are recommended by the Corporation's Chief Executive Officer.

Messrs. McGraw and Bahash participate in the Senior Executive Severance Plan. Mr. Vittor and Ms. Maddock are eligible to participate in the Senior Executive Severance Plan, and Mr. Negroponte has not yet met the service requirement for eligibility to participate in the Plan.

            2.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

During the year ended December 31, 1998, Ernst & Young LLP audited the consolidated financial statements of the Corporation and its subsidiaries.

The Board of Directors, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP to serve as the Corporation's independent auditors for 1999. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Corporation's shareholders to ascertain their views. Ernst & Young LLP has advised the Corporation that it has no direct, nor any material indirect, financial interest in the Corporation or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and such representative will be available to respond to appropriate questions.

The following resolution will be offered by the Board of Directors at the Annual
Meeting:

     RESOLVED: That the selection by the Board of Directors of Ernst & Young LLP as independent auditors for this Corporation and its subsidiaries for 1999 be, and hereby is, ratified and approved.

THE BOARD OF DIRECTORS' RECOMMENDATION

Your Board recommends that you vote FOR this resolution. Unless otherwise specified by the shareholder, the Board intends the accompanying proxy to be voted for this resolution.

                               3.   OTHER MATTERS

The Board of Directors knows of no other matters which may properly be brought before the Annual Meeting. However, if other matters should properly come before the Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports on Forms 3, 4 and 5 concerning their ownership of the Common Stock and other equity securities of the Corporation.

Based solely on the Corporation's review of copies of such reports and written representations that no other reports were required, the Corporation believes that all of its directors and executive officers filed all of said reports on a timely basis during 1998, except for Barbara B. Maddock and Pedro Aspe, each of whom inadvertently filed one late report on Form 4 disclosing one transaction.

DEADLINES FOR SUBMISSION OF SHAREHOLDER PROPOSALS

There are two different deadlines for the submission of shareholder proposals.

Shareholder proposals which are being submitted for inclusion in the Corporation's proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices, 1221 Avenue of the Americas, New York, New York 10020, on or before November 25, 1999. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934.

Under the Corporation's By-Laws, shareholder proposals which are being submitted other than for inclusion in the Corporation's proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices, 1221 Avenue of the Americas, New York, New York 10020 no earlier than December 30, 1999 and no later than January 29, 2000. Such proposals when submitted must be in full compliance with applicable law and the Corporation's By-Laws.

By Order of the Board of Directors

Scott L. Bennett
Senior Vice President,
Associate General Counsel and Secretary

New York, New York
March 25, 1999

                         THE MCGRAW-HILL COMPANIES, INC.

   PROXY/VOTING INSTRUCTION CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Scott L. Bennett and Kenneth M. Vittor, and each of them, proxies with full power of substitution, to vote the shares of stock of The McGraw-Hill Companies, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of said Corporation to be held at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, N.Y. 10020 on Wednesday, April 28, 1999, at 11 A.M., and any adjournment thereof.

THE MCGRAW-HILL COMPANIES EMPLOYEES. If you are a current or former employee of the Corporation, this card also provides voting instructions for shares held in The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Savings Incentive Plan of Standard & Poor's, The Employee Retirement Account Plan of Standard & Poor's, and The Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. If you are a participant in any of these plans and have shares of Common Stock of the Corporation allocated to your account under these plans, The Northern Trust Company, the Trustee of each of these plans (the "Trustee"), is hereby instructed to vote all the shares of Common Stock of The McGraw-Hill Companies, Inc. which are credited to the undersigned's account as of March 18, 1999, at the Annual Meeting of Shareholders to be held on April 28, 1999, and any adjournment thereof, on the items set forth on the reverse hereof and, in the Trustee's discretion, upon such other business as may properly come before the Meeting. Voting rights will be exercised by the Trustee as directed, provided instructions are received by April 21, 1999.

THE MATTERS TO BE VOTED UPON AND THE INSTRUCTIONS ARE SET FORTH ON THE REVERSE SIDE. PLEASE VOTE, SIGN AND RETURN PROMPTLY.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
                              x FOLD AND DETACH HERE x

THIS PROXY/VOTING INSTRUCTION CARD WILL
BE VOTED AS DIRECTED BY THE
SHAREHOLDER(S). If not otherwise                  Please mark
specified, the proxy/voting instruction           your votes   [X]
card will be voted FOR the Election of             like this
Directors and FOR Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS YOU
VOTE FOR PROPOSALS 1 AND 2:


1. Election of the following              FOR ALL            WITHHOLD
nominees as directors for        NOMINEE(S) except as set    AUTHORITY
three-year terms expiring at            forth below           FOR ALL
the 2002 Annual Meeting:                     [ ]              NOMINEES
                                                                [ ]
Joseph L. Dionne, Linda Koch
Lorimer, and Harold W. McGraw
III

INSTRUCTION: To withhold
authority to vote for any
individual nominee(s) write
that nominee(s) name below.
_______________________________

2. Ratification of the                FOR       AGAINST        ABSTAIN
appointment of independent            [ ]         [ ]             [ ]
auditors for 1999.

And, in their discretion, in the transaction of such other business as may properly come before the Meeting.

Signature(s)_________________________________________ Date___________________
NOTE: Please sign exactly as your name appears on this card and return the card in the enclosed envelope.


--------------------------------------------------------------------------------
                             x FOLD AND DETACH HERE x